10F-3 Report


GSS Sal Bros Variable Aggressive Growth Fund


01/01/05 through 06/30/05


ID Issuer Name
Trade Date   Selling DealerTotal Amount Purchase
Price    % Received by Fund    % of Issue (1)


............................................................
............................................................
.............................


240  GFI Group Inc. (GFIG)
1/25/2005    Merrill Lynch  20.00
21 0.000%  0.213%
(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.




Other Participant Accounts Issue Amount
Total Received All Funds

240  -Includes purchases by other
affiliated mutual funds and  12,480.00
5,860,000.00 12,500.00
discretionary accounts in the amount
of:




10f-3 Report - NSAR Syndicate Reporting Supplement
January 1st, 2005 through June 30th, 2005

Issuer
GFI Group Inc. (GFIG)

Trade Date
1/25/05

Joint/Lead Manager(s)
Citigroup
Merrill Lynch & Co

Co-Manager(s)
Banc of America Securities LLC
Jeffries  & Co
JP Morgan Securities

Selling Group
N/A